As filed with the Securities and Exchange Commission on August 6, 2002.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION (Exact name of registrant as specified in its charter)	BAC CAPITAL TRUST III (Exact name of registrant as specified in certificate of trust)
Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)
56-0906609 (IRS Employer Identification No.)	56-6589382 (IRS Employer Identification No.)
BANK OF AMERICA CORPORATION Bank of America Corporate Center Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934 and is effective pursuant to General Instruction A.c, please check the following box. /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934 and is effective pursuant to General Instruction A.d, please check the following box. /  /

Securities Act registration statement file number to which this form relates: 333-70984 and 333-70984-2

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered Capital Securities of BAC Capital Trust III (and the Guarantee related thereto)	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

          The securities to be registered hereby are (i) the capital securities (the "Capital Securities") of BAC Capital Trust III (the "Trust"), a Delaware statutory business trust, and (ii) the guarantee related thereto by Bank of America Corporation (the "Corporation"), a Delaware corporation. The Capital Securities represent undivided preferred beneficial interests in the Trust and are guaranteed by the Corporation, to the extent set forth in the form of Capital Securities Guarantee Agreement of the Corporation (the "Capital Securities Guarantee"). The form of Capital Securities Guarantee is incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 333-70984) filed by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") on October 4, 2001, as amended (as amended, the "1933 Registration Statement"). For a description of the Capital Securities and the Capital Securities Guarantee covered by this registration statement, see the descriptions under the captions "Description of Capital Securities," "Description of Junior Subordinated Notes" and "Description of Guarantee" in the prospectus that constitutes part of the 1933 Registration Statement, including the prospectus supplement filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 (as supplemented, the "Prospectus"). The Prospectus is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing
1	1933 Registration Statement, incorporated herein by reference.
2	Certificate of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.2 to the 1933 Registration Statement.
3	Declaration of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.6 to the 1933 Registration Statement.
4	Form of Amended and Restated Declaration of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.9 to the 1933 Registration Statement.
5	Form of Guarantee Agreement, incorporated herein by reference to Exhibit 4.14 to the 1933 Registration Statement.
6	Restated Indenture, incorporated herein by reference to Exhibit 4.10 to the 1933 Registration Statement.
7	Form of Supplemental Indenture, incorporated herein by reference to Exhibit 4.11 to the 1933 Registration Statement.
8	Form of Capital Security (included in Exhibit 4).
9	Form of Capital Securities Guarantee (included in Exhibit 5).

SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 6, 2002

BANK OF AMERICA CORPORATION By: /s/ KAREN A. GOSNELL Karen A. Gosnell Senior Vice President
BAC CAPITAL TRUST III By: /s/ JAMES T. HOUGHTON James T. Houghton Regular Trustee
By: /s/ KAREN A. GOSNELL Karen A. Gosnell Regular Trustee